BOND PLACEMENT AGREEMENT

      $2,565,000
      Piercing Pagoda, Inc.
      Taxable Variable Rate Demand/Fixed Rate Bonds
      Series of 1998

BOND PLACEMENT AGREEMENT, dated as of April 29, 1998, by and between PIERCING PAGODA, INC., a Delaware corporation (the "Company") and CORESTATES SECURITIES, CORP, (the "Placement Agent").

1.    Background

A. The Company is issuing its Taxable Variable Rate Demand/Fixed Rate Bonds, Series of 1998, in the aggregate principal amount of $2,565,000 (the "Bonds") pursuant to a Trust Indenture dated as of April 29, 1998 (the "Indenture") between the Company and Dauphin Deposit Bank and Trust Company, as Trustee (the "Trustee"). The proceeds of the Bonds are being applied to finance a project (the "Project") consisting of (i) the construction of a new 70,655 square feet building on 5.3 acres of land at the Company headquarters in Hanover Township, Northampton County, Pennsylvania for the purpose of expanding the Company's capabilities to distribute, assemble and warehouse their products and to provide for office space to carry out the administrative functions of the Company's business; and (ii) the payment of fees and expenses relating to the issuance of the Bonds.

B. Concurrently with, and as a condition to the issuance of the Bonds, the Company will cause to be delivered to the Trustee an irrevocable, direct-pay Letter of Credit, dated the date of issuance of the Bonds (the "Letter of Credit") issued by CoreStates Bank, N.A. (the "Bank"). Under the terms of the Letter of Credit, the Trustee will be entitled to draw up to an amount equal to the principal of the Bonds plus at least forty-five (45) days' accrued and unpaid interest thereon (at a maximum rate of 17% per annum for the Bonds, based on a 365/366 day year, actual number of days elapsed). The Letter of Credit will be issued pursuant to a Reimbursement Agreement, dated as of April 29, 1998 (the "Reimbursement Agreement") between the Bank and the Company. The Letter of Credit will expire pursuant to its terms on April 29, 2003, unless earlier terminated pursuant to its terms (the "Letter of Credit Termination Date"). The Bonds mature on May 1, 2013 and are subject to optional, extraordinary, mandatory and mandatory sinking fund redemption prior to maturity, all as set forth in the Preliminary Placement Memorandum (as hereinafter defined).

C. The Bonds will be issued pursuant to a resolution adopted by the Company (the "Resolution") and pursuant to the Indenture.

D. The Bonds will be remarketed in accordance with the applicable provisions of the Indenture and a Remarketing Agreement, dated as of April 29, 1998 (the "Remarketing Agreement"), by and between CoreStates Securities, Corp, as remarketing agent, and the Company.

E. As security for its obligations to the Bank under the Reimbursement Agreement, the Company will, among other things, grant to the Bank a mortgage lien on and security interest in its facility located in Hanover Township, Northampton County, pursuant to an open end mortgage and security agreement dated the date of original issuance of the Bonds (the "Mortgage").

F.     The professional advisors referred to in this Bond
Placement Agreement are:

Bond Counsel      King, McCardle, Herman, Freund & Olexa
and Placement     110-112 North Sixth Street
Agent Counsel:    P.O. Box 449
  Allentown, PA 19105

Company Counsel: Duane, Morris & Heckscher LLP
  Suite 200
  968 Postal Road
  Allentown, PA  18103-9390

Bank Counsel:     Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
  1401 Walnut Street
  Philadelphia, PA  19102

2. Placement and Closing. Subject to the terms and conditions and in reliance on the representations, warranties, agreements and indemnities set forth herein,
(i) the Placement Agent hereby agrees to privately place the Bonds with qualified purchasers, as agent for the Company; and (ii) the Company hereby agrees to deliver to such investors, all (but not less than all) of the Bonds as provided in the Indenture. The aggregate price for the Bonds shall be 100% of the principal amount thereof plus accrued interest to the date of Closing (as hereinafter defined), payable in immediately available funds to the order of the Trustee for the account of the Company. As consideration for its private placement of the Bonds, the Company shall pay the Placement Agent a fee of in immediately available moneys on the date of Closing. Closing will be held at the offices of King, McCardle, Herman, Freund & Olexa, at 10:30 a.m. on April 29, 1998, or at such other place and time as may be agreed to by the parties hereto. The Bonds will be delivered in New York, New York, in fully registered form in such denominations and registered in such names as shall be requested by the Placement Agent.

3. Company's Representations. To the best knowledge of the Company after reasonable investigation (including but not limited to consultation with counsel, when appropriate) the Company makes the following representations, all of which will continue to be in effect subsequent to the private placement of the Bonds:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has full legal power to execute and deliver the Indenture, the Reimbursement Agreement, the Mortgage, the Remarketing Agreement, the Pledge and Security Agreement, this Bond Placement Agreement, the Reimbursement Documents (as such term is defined in the Reimbursement Agreement) and any and all other documents, certificates and agreements executed by the Company in connection with the issuance of the Bonds and the Letter of Credit (collectively, the "Company Documents") and to perform its obligations thereunder and hereunder;

(c) The Company has duly authorized the execution and delivery of the Company Documents and the undertaking of their obligations thereunder and hereunder, and the taking of all actions as may be required on the part of the Company to carry out the same; and the making and performance of each such agreement will not conflict with, nor constitute a breach of or a default under, any provision of the Articles of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental body to which the Company or any of its properties are subject;

(d) As of the Closing, the Company Documents will be duly executed and delivered by the Company, will be in full force and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium and similar terms in effect from time to time affecting the enforcement of creditors' rights generally.

(e) As of the Closing, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best knowledge of the Company, threatened against the Company, nor to the best knowledge of the Company is there any basis therefor, wherein an unfavorable ruling or finding would materially and adversely affect the validity or enforceability of the Company Documents or would materially and adversely affect any of the transactions contemplated by this Bond Placement Agreement;

(f) The information set forth in the Preliminary Placement Memorandum under the headings "The Company", "Litigation" and the "Introductory Statement" with respect to the Company (as hereinafter defined), is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) The Company has obtained all consents, approvals, authorizations and orders of governmental or regulatory authorities that are required to be obtained by it as a condition precedent to the execution by the Company of the Company
Documents. The Company has obtained all consents that are required to be obtained by it for the performance of its obligations under the Company Documents.

4. Placement Agent and Representations, Warranties and Covenants. The Placement Agent makes the following representations, warranties and covenants, all of which will continue to be in effect subsequent to the purchase and placement of the Bonds:

(a) The Placement Agent has all requisite power and authority to enter into this Agreement, consummate the transactions contemplated hereby and to carry on its business as now constituted;

(b) The Placement Agent has received all necessary information with respect to the Company, the Bank and the Project in order to place the Bonds and any and all information relating to the Company or the Bank and their affairs, which the Placement Agent has requested has been provided to the Placement Agent;

(c) This Agreement has been duly executed and delivered by the Placement Agent and the information contained in the Memorandum (hereinafter defined) relating to the Placement Agent does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading.

(d) The Placement Agent has received the Company Documents and all other documents relating to the issuance of the Bonds, including without limitation, the Trust Indenture and the Letter of Credit and such documents contain terms reasonably acceptable to, and agreed to by, the Placement Agent;

(e) The Placement Agent is a broker-dealer registered as such under the Securities Exchange Act of 1934 as amended (the "1934 Act") and under the Securities laws of the State in which the Bonds will be offered or sold by the Placement Agent in which such registration is required and is a member in good standing of the NASD.

(f) The Bonds are being offered in authorized denominations of $100,000 or more and are being sold to no more than thirty-five (35) persons each of whom the Placement Agent reasonably believes (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment and (ii) is not purchasing for more than one account or with a view to distributing the Bonds.

(g) There is no action, suit, proceeding, inquiry or investigation at law or in equity, or before or by any court, public body or other governmental authority, pending or, to the best knowledge and information of the Placement Agent, threatened against or affecting the Placement Agent, wherein an unfavorable decision, ruling or finding could materially adversely affect the business or financial condition of the Placement Agent or could adversely affect the transactions contemplated by this Agreement, or which in any manner raises any questions concerning the legality, validity or enforceability of this Agreement nor to the best knowledge and belief of the Placement Agent is there any basis therefor; and

(h) The execution, delivery and performance by the Placement Agent of this Agreement does not and will not violate the certificate of incorporation or by-laws of the Placement Agent, or any order, injunction, ruling or decree by which the Placement Agent is bound, and does not and will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Placement Agent is a party or by which the Placement Agent or any of its property is bound, or contravene or constitute a violation of any law, rule or regulation to which the Placement Agent or any of its property is subject, and no approval or other action by, or filing or registration with any governmental authority or agency is required in connection therewith which has not been previously obtained or accomplished. 5. Preliminary Placement Memorandum and Private Placement Memorandum. Prior to the Closing, the Company shall approve and authorize the distribution of the Preliminary Placement Memorandum (including all exhibits and appendices thereto the "Preliminary Placement Memorandum") and the (including all exhibits and appendices thereto, the "Private Placement Memorandum"), and shall authorize the use of the Preliminary Placement Memorandum and the Private Placement Memorandum in connection with the private placement of the Bonds.

6. Company Covenants. The Company covenants to indemnify, hold harmless and defend the Placement Agent its officers, agents and employees, past, present and future and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (individually, an "Indemnified Party" and collectively, the ("Indemnified Parties"), to the full extent permitted by law against any and all losses, claims, damages or liabilities (including reasonable legal and other expenses of defending any actions) that they or any of them may incur or have asserted against them caused by (i) any untrue statement or alleged untrue statement of a material fact in the Preliminary Placement Memorandum, except for the information contained in Appendix A and B or any amendments or supplements to the Preliminary Placement Memorandum ; or (ii) the omission or alleged omission to state therein a material fact required to be stated in the Preliminary Placement Memorandum necessary to make the statements therein, in light of the circumstances under which they are made not misleading or (iii) any breach (or alleged breach) by the Company of any of its representations or warranties set forth in this Bond Placement Agreement or directly or indirectly resulting from, arising out of, or relating to the Project.

7. Actions Brought Against Indemnified Parties. In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company under the provisions of this Bond Placement Agreement, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole cost and expense of such Indemnified Party unless (i) the employment of such counsel has been specifically authorized in writing by the Company; or (ii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Company and such Indemnified Party shall have been advised by its counsel that it is probable that a conflict of interest between the Company and such Indemnified Party may arise and for this reason it is not desirable for the same counsel to represent both the Company and the Indemnified Party (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party); it being understood, however, that in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there is a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Indemnified Party from and against any loss, cost, expense or liability by reason of such settlement or judgment, including but not limited to reasonable attorneys fees. This indemnity includes but is not limited to reimbursement for expenses reasonably incurred by the Indemnified Party in investigating the claim and in defending it if the Company declines to assume the defense, provided that the matter is one for which indemnification is required of the Company under this Agreement. The indemnity agreements of the Company contained in Section 6 hereof shall survive the delivery and payment of the Bonds.

8. Blue Sky Requirements. The Placement Agent shall, in its sole discretion, determine the jurisdictions in which the Bonds shall be offered and sold. The Placement Agent shall use its best efforts to qualify the Bonds for offer, sale and delivery under the securities or "Blue Sky" laws of each such jurisdiction to the extent required. The Company shall cooperate with the Placement Agent in its efforts to qualify the Bonds for such offer, sale and delivery under the securities or "Blue Sky" laws of such jurisdictions.

9. Conditions of Closing. The obligations of the Placement Agent to privately place the Bonds on the date of Closing shall be subject, except as specifically waived in writing by the Placement Agent in its sole discretion to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the date of Closing; (ii) the accuracy in all material respects of the statements of the officers of the Company made in any certificates or other documents furnished pursuant to the provisions hereof, and (iii) the performance by the Company of its obligations to be performed hereunder or otherwise at or prior to the Closing and to the following additional conditions:

(a) At the Closing, the Resolution shall have been duly adopted by the Company and shall be in full force and effect and constitute the legal, valid and binding action of the Company, and the Company Documents, when executed and delivered by the parties thereto, will constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium and similar terms in effect from time to time affecting the enforcement of creditors' rights, and such documents shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Placement Agent;

(b) At the Closing, there shall not have been any material adverse change in the business, properties or financial condition of the Bank, as described in the Preliminary Placement Memorandum or of the Company which in the judgment of the Placement Agent, makes it inadvisable to proceed with the offer and sale of the Bonds;

(c)  The Letter of Credit shall have been delivered by the Bank;

(d) At the Closing, the Preliminary Placement Memorandum shall not have been amended, modified or supplemented, except as may have been agreed to in writing by the Placement Agent;

(e) The Company shall not have defaulted in the performance of any of their covenants hereunder, under the Indenture or under the Company Documents;

(f) The Placement Agent shall have received:

(i)    The Preliminary Placement Memorandum  executed by the
Company, including all appendices thereto;

(ii) An opinion of Bond Counsel, addressed to the Placement Agent, also dated the date of Closing, covering the matters set forth in Exhibit A hereto and any other matters which may be reasonably requested by the Placement Agent, with such changes therein as are acceptable to the Placement Agent;

(iii) An opinion of Counsel for the Company, dated the date of Closing and addressed to the Placement Agent, the Bank and the Trustee, covering the matters set forth in Exhibit B hereto and any other matters which may be reasonably requested by the Placement Agent, with such changes therein as are acceptable to the Company, the Placement Agent, the Bank and the Trustee;

(iv) An opinion of Counsel for the Bank, dated the date of Closing and addressed to the Placement Agent, the Bank and the Trustee, covering the matters set forth in Exhibit C hereto, with such changes therein as are acceptable to the Placement Agent, the Bank, the Trustee and Bond Counsel;

(v) A preference opinion of Counsel for the Bank dated the date of Closing and addressed to Moody's (herein defined), the Trustee and the Placement Agent in form satisfactory to the Placement Agent and Moody's;

(vi) A certificate, dated the date of Closing and signed by an authorized officer of the Company to the effect (A) that the representations and warranties regarding the Company contained herein are true and correct in all material respects on and as of the date of Closing with the same effect as if made on the date of Closing; (B) that no event has occurred since the date of the Preliminary Placement Memorandum to render any statements therein untrue; (C) that the information contained in the Preliminary Placement Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; (D) that the Company has complied with all the agreements and satisfied all material conditions on their part to be performed or satisfied under this Bond Placement Agreement and the Reimbursement Agreement or otherwise at or prior to the Closing; and (E) such other matters as Bond Counsel and the Placement Agent may reasonably request;

(vii) A certificate, dated the date of Closing and signed by an authorized officer of the Bank to the effect that (A) the Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; (B) the Bank has full legal right, power and authority to execute and deliver the Reimbursement Agreement and the Letter of Credit and to perform its obligations thereunder; (C) the Reimbursement Agreement and the Letter of Credit have been duly authorized, executed and delivered by the Bank, are in full force and effect as to the Bank on the date of Closing, and constitute legal, valid and binding obligations of the Bank enforceable against the Bank in accordance with their respective terms, except as enforcement may be limited by equitable principles, or by bankruptcy, insolvency, reorganization, moratorium and liquidation laws and other similar laws in effect from time to time affecting the enforcement of creditors' rights generally, as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or other similar occurrence with respect to the Bank in the event of any moratorium or similar occurrence affecting the Bank; (D) to the Bank's knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or threatened against the Bank wherein an unfavorable ruling or finding would adversely affect the validity or enforceability of the Reimbursement Agreement or the Letter of Credit, or would materially and adversely affect the ability of the Bank to perform its obligations thereunder; (E) all of the conditions precedent to the issuance of the Letter of Credit contained in the Reimbursement Agreement have been satisfied or waived by the Bank; and (F) to the best of said officer's knowledge, as of the date of issuance of the Bonds, the information contained under the heading "The Letter of Credit and the Reimbursement Agreement" and in Appendix B to the Preliminary Placement Memorandum do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(viii)     A letter of Moody's Investors Services, Inc.
("Moody's") stating that it has issued a rating of "Aa3/VMIG1" on the Bonds; and

(xi) Such additional documents, instruments, agreements, certificates and opinions as Bond Counsel and the Placement Agent may reasonably request to evidence the accuracy of the representations and warranties and compliance with the covenants set forth herein, including the covenants as to the exemption of the offering of the Bonds from registration under the Securities Act of 1933, as amended; and

(g) Between the date hereof and the date of Closing, the market price or marketability of the Bonds, at the initial offering prices set forth in the Preliminary Placement Memorandum, shall not have been materially adversely affected, in the reasonable judgment of the Placement Agent (evidenced by a written notice to the Company terminating the obligation of the Placement Agent to privately place the Bonds), by reason of any of the following:

           (i) Legislation enacted by or introduced in the Congress of the United States or reported out of or pending in committee or recommended for passage by the President of the United States, or a decision rendered by a court established under Article III of the Constitution of the United States, or an order, ruling, regulation or official statement (final, temporary or proposed) issued or made or any other release or announcement by or on behalf of the Securities and Exchange Commission, or any other governmental agency having jurisdiction of the subject matter, to the effect that obligations of the general character of the Bonds are not exempt from qualification under, or other requirements of, the Trust Indenture Act of 1939, as amended, or that the issuance, offering or sale of obligations of the general character of the Bonds, including any or all underlying arrangements as contemplated hereby or by the Preliminary Placement Memorandum, is or would be in violation of the federal securities laws as amended and then in effect and the regulations promulgated thereunder; or

(ii) The declaration of war or engagement in major hostilities by the United States or the occurrence of any other local, national or international emergency or calamity relating to the effective operation of the government of or the financial community in the United States, or a default with respect to the debt obligations of, or the institution of proceedings under the federal bankruptcy laws by or against, any state of the United States or agency thereof, the City of New York, New York, or any city in the United States having a population of over 1,000,000, the effect of which on the financial markets of the United States will be such as, in the Placement Agent's judgment, makes it impracticable for the Placement Agent to place the Bonds; or

(iii) The declaration of a general banking moratorium by federal New York, New Jersey or Pennsylvania authorities, or the general suspension of trading on any national securities exchange; or

(iv) Any amendment to the federal, Pennsylvania or New Jersey Constitutions or action by any federal or state court, legislative body, regulatory body or other authority materially adversely affecting the validity or enforceability of the Resolution, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit or this Bond Placement Agreement, or the ability of the Company or the Bank to meet their respective covenants under such agreements; or

(v) Any event occurring, or information becoming known which, in the reasonable judgment of the Placement Agent or the Company makes untrue in any material respect any statement or information contained in the Preliminary Placement Memorandum , or has the effect that the Preliminary Placement Memorandum contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If the Placement Agent terminates its obligation to place the Bonds for any reason permitted by this Bond Placement Agreement. This Bond Placement Agreement will terminate without liability on the part of the Company or the Placement Agent, except for the provisions of Sections 6 as to indemnification of the Placement Agent.

10. Representation of the Placement Agent. The Placement Agent acknowledges that each investor has been given or will have been given an opportunity to examine such material relating to the Bonds and the Bank as is satisfactory to each of them.

11. Notices and Other Actions. All notices, demands and formal actions hereunder will be in writing, mailed, telegraphed or delivered to:

The Company:

Piercing Pagoda, Inc.
3910 Alder Drive
P.O. Box 25007
Lehigh Valley, PA  18002-5007

The Placement Agent:

CoreStates Securities, Corp
600 Penn Street, Second Floor South
Reading, PA 19602
Attention: Sales and Underwriting Department

12. Acknowledgment of Multiple Representation. Each of the parties hereto acknowledges and confirms that it was advised on or before April 29, 1998 that King, McCardle, Herman, Freund & Olexa would act as Bond Counsel and Counsel to the Placement Agent in connection with the transaction described in this Bond Placement Agreement. Each of the parties hereto further acknowledges and confirms that, upon being so advised, it agreed to such multiple representation.

13. Execution in Counterparts. This Bond Placement Agreement may be executed in any number of counterparts, all of which shall constitute but one and the same document, and any parties hereto may execute this Bond Placement Agreement by signing any such counterparts.


14. Successors. This Bond Placement Agreement will inure to the benefit of and be binding upon the parties hereto and their successors, and no other person shall acquire or have any right hereunder or by virtue hereof.

15. Applicable Law. This Bond Placement Agreement shall be governed by and construed in accordance with the domestic internal laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company and the Placement Agent, intending to be legally bound, have caused their duly authorized representatives to execute and deliver this Bond Placement Agreement as of the date first written above.

Attest:                        PIERCING PAGODA, INC.


------------------------- -------------------------------
Authorized Officer             Chief Financial Officer


Attest:                        CORESTATES SECURITIES, CORP



--------------------------     -------------------------------
Authorized Officer             Senior Vice President



      EXHIBIT A

      Points to be covered
      in Opinion of Bond Counsel


1. The Bonds are exempt from registration under the Securities Act of 1933 as amended, in connection with the offering and sale of the Bonds and the Indenture is exempt from qualification under the Trust Indenture Act of 1939, as amended.

2. The description and summaries under the captions entitled "The Bonds" (except for the information extracted from information provided by DTC), and "The Indenture" contained in the Preliminary Placement Memorandum fairly summarize the applicable provisions of the documents or portions of applicable law, as the case may be, which are purported to be summarized therein.

3. Except as to the possible application of state securities laws, as to which no opinion need be expressed, no authorization, declaration, approval, consent or other order of any governmental authority or agency is required to be obtained by the Company which has not been obtained for the valid authorization, execution, issuance and sale of the Bonds by the Company and the valid authorization, execution and delivery of the Bond Placement Agreement and all other documents executed by the Company in connection with the issuance of the Bonds.

4. The issuance and sale of the Bonds have been duly authorized by the Company and such Bonds have been duly executed and delivered by the Company and authenticated by the Trustee, are valid and binding obligations of the Company and are entitled to the benefit and security of the Indenture, except as the rights created thereunder and the enforcement thereof may be limited by bankruptcy, insolvency or other laws or equitable principles affecting the enforcement of creditors' rights generally.



      EXHIBIT B

      Points to be covered in Opinion of Counsel for the Company


1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

2. The Company has the necessary authority to execute and deliver the Company Documents, and the undertakings of its obligations thereunder, and the taking of all actions as may be required on the part of the Company to carry out the same, and the making and performance of each such agreement will not conflict with, constitute a breach of or a default under, any provision of the Articles of Incorporation or By-laws of the Company or, to the best of counsel's knowledge, any indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental body to which the Company or any of its properties are subject.

3. The Company Documents have been duly authorized, executed, acknowledged and delivered by the Company, are in full force and effect and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited to equitable principles, or by bankruptcy, insolvency, reorganization, moratorium and other similar laws or equitable principles in effect from time to time affecting the enforcement of creditors' rights generally.

4. To the best of counsel's knowledge, no authorization, consent, approval or review of any court or governmental body or regulatory authority is required for the authorization, execution and delivery by the Company of, and performance by the Company of its obligations under, the Company Documents or for any action taken by the Company in connection with the transactions contemplated thereby, which has not been obtained or effected.

5. To the best of counsel's knowledge, there is no action, suit, litigation, proceeding, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, threatened against the Company, nor to the best of such counsel's knowledge is there any basis therefor, wherein an unfavorable ruling or finding would materially and adversely affect (i) the business, properties or financial condition of the Company; (ii) the validity or enforceability of the Company Documents; or (iii) any of the transactions contemplated by the undertaking of the Project and the aforementioned documents.

6. The Company has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its part by the Company Documents and the Preliminary Placement Memorandum.

7. To the best of counsel's knowledge, the Company has all necessary permits, licenses, certifications and qualifications to conduct its business as it is presently being conducted, subject to such exceptions which, in the aggregate, would not have a material adverse effect on the business or operations of the Company and the Company is not in any material way in breach of or in default under any applicable law or administrative regulation of the Commonwealth of Pennsylvania or of the United States or any applicable judgment or decree.

8. To the best of counsel's knowledge, the Company has obtained all approvals required under applicable federal and state laws (other than securities laws) to finance the Project.



      EXHIBIT C

      Points to be covered in the Opinion of Counsel for the Bank


1. The Bank is a national banking association, validly existing and in good standing under the laws of the United States of America and has full power and authority to issue and deliver the Letter of Credit and to execute and deliver the Reimbursement Agreement and to perform its obligations thereunder.

2. The Reimbursement Agreement and the Letter of Credit have been duly authorized and constitute valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws in effect from time to time affecting the enforcement of creditors, rights generally, as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or other similar occurrence with respect to, the Bank or in the event of any moratorium or similar occurrence affecting the Bank.

3. The issuance of the Letter of Credit and the performance by the Bank of its obligations thereunder (a) require no consents or approvals of, or filing with, any governmental or other regulatory agencies and (b) do not violate any existing law, rule, regulation or ordinance.

4. The Letter of Credit constitutes a security issued or guaranteed by a bank within the meaning of Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and, as such, is not required to be registered pursuant to the Securities Act.

5. Although such counsel has not been engaged by the Bank to review generally, or to express its opinion with respect to, disclosure materials used in connection with the offer and sale of the Bonds and expresses no opinion with respect thereto other than as set forth in this Paragraph 5, such counsel has reviewed the information relating to the Letter of Credit and the Reimbursement Agreement in the Preliminary Placement Memorandum (the "Preliminary Placement Memorandum") set forth under the heading "The Letter of Credit and the Reimbursement Agreement." Such information sets forth accurate summaries of the portions of the Letter of Credit and Reimbursement Agreement purported to be summarized therein.